SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 31, 1998



                      FORTUNE NATURAL RESOURCES CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)



         Delaware                        1-12334                95-4114732
 (State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 31, 1998, Fortune Natural Resources Corporation ("Fortune" or "the Company") sold its interest in the East Bayou Sorrel field, Iberville Parish, Louisiana to National Energy Group, Inc. for cash in the amount of $4,695,000. The properties sold consisted of the Company's interest in the Schwing #1 and #2 wells and all of the Company's leases, facilities and interests in the East Bayou Sorrel area of mutual interest, as such area is defined in the East Bayou Sorrel operating agreement. The sale is effective April 1, 1998. The sale closed on March 31, 1998, whereupon the Company received $4,535,000, which is net of ordinary closing adjustments.

         The Company's interest in the two productive wells at East Bayou Sorrel were pledged to secure the Company's Credit Facility with Credit Lyonnais. The total balance outstanding under the Credit Facility prior to this sale was $550,000. Concurrently with closing the sale of the East Bayou Sorrel field, the Company paid down the outstanding balance of the Credit Facility by $540,000. The Company plans to reinvest the remaining proceeds from the sale of East Bayou Sorrel into its exploration, development and property acquisition activities, including, for example, future anticipated exploration and development wells at its Espiritu Santo Bay and LaRosa 3D seismic exploration projects.

         The Schwing #1 and #2 wells began producing from permanent production facilities in January 1997 and June 1997, respectively. Although both wells have been shut-in since March 13, 1998 pending the repair of production facilities, they accounted for a significant portion of the Company's operations during 1997 and proved reserves as of December 31, 1997. A third well in the field, the Schwing #3, which spud October 9, 1997 was temporarily plugged and abandoned on March 5, 1998 pending further evaluation of the well's potential. The Company's share of this well is estimated to cost approximately $1 million as a result of difficult drilling conditions and mechanical problems encountered while drilling and attempting to complete the well. Selected financial information attributable to the Company's interest in the East Bayou Sorrel field as reported in its 1997 operating and financial results is as follows:

                                                          Year Ended
                                                      December 31, 1997
                                                      -----------------
       Production
           Oil (Bbls)                                          55,000
           Gas (Mcf)                                           78,000

       Oil and Gas Revenues                             $   1,241,000
       Production and Operating Expense                       205,000
       Provision for Depletion, Depreciation
          and Amortization*                                   430,000

                                                   As of December 31, 1997
                                                   -----------------------
       Estimated Net Reserve Quantities
       of Total Proved Reserves
           Oil (Bbls)                                         152,000
           Gas (Mcf)                                          204,000

         This represents 32% and 30% of the Company's oil and gas revenues and equivalent oil production and 23% of the Company's estimated quantities of equivalent proved oil reserves as of December 31, 1997. Consequently, the Company's revenues and cash flow from operations will decrease significantly in 1998 unless the production is replaced through successful exploration and development activities or through the acquisition of producing properties.

* Represents the estimated reduction in depreciation, depletion and amortization expense reported by the Company in 1997 that would have resulted from excluding the East Bayou Sorrel production and proved reserves.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of businesses acquired. Not applicable.

         (b) Pro forma financial information. Included in Item 2.

         (c)    Exhibits.

                2.1* Assignment and Bill of Sale dated March 31, 1998, between Fortune Natural Resources Corporation and National Energy Group, Inc.

                2.2* Letter Agreement dated March 31, 1998, between Fortune Natural Resources Corporation and National Energy Group, Inc.


*Filed herewith

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               FORTUNE NATURAL RESOURCES  CORPORATION



                               By: /s/ J. Michael Urban
                                   ----------------------------------
                                   J. Michael Urban
                                   Vice President and Chief Financial Officer



Date:  March 31, 1998